UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 22, 2006
Gladstone Commercial Corporation
(Exact name of registrant as specified in its chapter)

Maryland	0-50363	02-0681276
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1521 Westbranch Drive, Suite 200
McLean, Virginia		22102
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (703) 287-5800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On December 22, 2006, Gladstone Commercial Corporation (the “Company”), through its wholly-owned subsidiaries, HMBF05 Newburyport MA LLC, SVMMC05 Toledo OH LLC, and TCI06 Burnsville MC LLC, obtained a long-term note payable by collateralizing its Newburyport, Massachusetts property for $6,846,000, its Toledo, Ohio property for $3,000,000, and its Burnsville, Minnesota property for $12,000,000 for a total of $21,846,000. The note accrues interest at a rate of 5.79% per year. The Company may repay this note at any time after October 1, 2016 and not be subject to a prepayment penalty. The note matures on January 1, 2017. The Company invested the proceeds from the note in a money market account.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
In connection with the transaction described in Item 1.01 above, the Company entered into a direct financial obligation with CIBC, Inc. in the amount of $21,846,000. The information contained in Item 1.01 is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(c)	Exhibit 10.1 – Mortgage, Assignment of Leases and Rents and Security Agreement between HMBF05 Newburyport MA LLC and CIBC Inc., dated as of December 22, 2006.

Exhibit 10.2– Open-end Mortgage, Assignment of Leases and Rents and Security Agreement between SVMMC05 Toledo OH LLC and CIBC Inc., dated as of December 22, 2006.

Exhibit 10.3– Mortgage, Assignment of Leases and Rents and Security Agreement between TCI06 Burnsville MC LLC and CIBC Inc., dated as of December 22, 2006.

Exhibit 10.4 – Promissory Note between HMBF05 Newburyport MA LLC, SVMMC05 Toledo OH LLC and TCI06 Burnsville MC LLC and CIBC Inc., dated as of December 22, 2006.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation
(Registrant)
December 28, 2006	By: /s/ Harry Brill
(Harry Brill, Chief Financial Officer)